Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-230985) on Form S-1 of SeqLL Inc. of our report dated April 22, 2019, relating to the consolidated financial statements of SeqLL Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

June 17, 2019